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Exhibit 3.

                     NORTH EUROPEAN OIL ROYALTY TRUST

                AMENDED AND RESTATED TRUSTEES' REGULATIONS

                             February 9, 2005

          The following amended and restated regulations were unanimously adopted by the Trustees of North European Oil Royalty Trust (the "Trust"), established under a Trust Agreement (the "Trust Agreement"), made and dated September 10, 1975, as amended:

                AMENDED AND RESTATED TRUSTEES' REGULATIONS


     I.    TRUSTEES


           Section 1.01. Managing Trustee; Alternates.
                         ----------------------------

           The Managing Trustee shall act as Chairman at all meetings of the Trustees, and shall have the power to appoint committees of the Trustees and to perform all administrative acts on behalf of the Trustees, except to the extent that the Declaration of Trust specifically requires such acts to be performed by a majority or all of the Trustees. In the event that the Managing Trustee shall not be present at any meeting of the Trustees, the Managing Trustee may appoint one of the remaining Trustees to serve as Chairman of the meeting and to perform the other administrative acts mentioned in this Section. In the event that the Managing Trustee shall fail to make such an appointment, the remaining Trustees shall elect one of their number to so act.


           Section 1.02. Time and Place of Meetings.
                         --------------------------

           Meetings of the Trustees shall be held at such place as may be fixed from time to time by the Trustees, or as may be designated in the call of the meeting. Regular meetings of the Trustees shall be held at such times as the Trustees shall determine, but not less frequently than quarterly. Special meetings of the Trustees shall be held whenever called by the Managing Trustee or by any two other Trustees, at such time and place as may be designated in the notice of the meeting. Any meeting of the Trustees may be held by means of a conference telephone call or other similar means of communication (or by such means of communication as may then be permitted for meetings of corporate boards of directors under the laws of the State of Delaware in force from time to time).


           Section 1.03. Notice of Meetings.
                         ------------------

           At least three (3) days' written notice shall be given of the time and place of any regular or special meeting of the Trustees. Notice may be delivered to each Trustee either personally, by mail, by facsimile telecommunication, electronic mail or by means of other electronic communication. If the notice is sent by mail, it shall be deemed to be

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given when deposited in the mail.  If the notice is sent by facsimile telecommunication, it shall be deemed to be given when transmitted. If the notice is sent by electronic mail or by means of other electronic communication, it shall be deemed to be given upon acknowledgment of receipt. The notice of a special meeting shall state the nature of the business to be transacted. Notice of an adjourned meeting need not be given if the time and place of the adjourned meeting and the business to be transacted are announced at the meeting at which such adjournment action is taken.


           Section 1.04. Quorum.
                         ------

           A majority of the Trustees in office shall constitute a quorum, but no action shall be taken by the Trustees unless approved, either at such meeting or in writing thereafter (as provided in Section 1.06), by a majority of the Trustees then holding office.


           Section 1.05. Waiver of Notice.
                         ----------------

           Before or at any special or regular meeting of the Trustees, any Trustee may, in writing, waive notice of such meeting in such a way that it shall be deemed equivalent to the giving of such notice. Attendance (or participation) by a Trustee at any meeting of the Trustees shall be a waiver of notice by such Trustee of the time and place thereof.


           Section 1.06. Action Without Meeting.
                         ----------------------

           Any action that could be taken at a meeting of the Trustees may be taken without a meeting, provided that at least three Trustees shall approve such action in a writing, to be filed in the Record Book. Any Trustee who has not approved such action shall be given notice of such action promptly after said three approvals are obtained.


           Section 1.07. Record Books.
                         ------------

           The Record Books of the Trust, in which all minutes of meetings of the Trustees shall be kept, shall be kept on file at such office as the Trustees may direct. Copies of resolutions not set out in full in the minutes shall also be kept in the Record Book.


           Section 1.08. Indemnification.
                         ---------------

           Each person who is or was made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Trustee, officer, employee or agent of the Trust or is or was serving at the request of the Trust, as a trustee, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be

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indemnified and held harmless by the Trust to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection therewith; provided, however, that, except as provided in Section 1.09 with respect to proceedings seeking to enforce rights to indemnification, the Trust shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by a majority of the Trustees. The right to indemnification conferred in this Section 1.08 shall be a contract right and shall include the right to be paid by the Trust for expenses incurred in defending or prosecuting any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of Delaware requires, the payment of such expenses incurred by a Trustee or officer in such person's capacity as a Trustee or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Trust of an undertaking, by or on behalf of such Trustee or officer, to repay all amounts so advanced if it shall ultimately be determined that such Trustee or officer is not entitled to be indemnified under this Section 1.08 or otherwise. No such indemnification or reimbursement may be made where payment or reimbursement would duplicate a payment or reimbursement made under an insurance policy or by other third party payment, or where the person seeking indemnification or reimbursement was found to have obtained personal profit or advantage to which such person was not legally entitled.


           Section 1.09. Determination of Rights.
                         -----------------------

           The Trustees shall fix and establish from time to time the manner in which determination shall be made on requests for indemnification or reimbursement. The Trustees shall not be required to hold hearings, take evidence, or otherwise examine proofs or documentation and may rely conclusively on opinions of counsel or auditors with respect to any such claim. If a claim under Section 1.08 is not paid in full by the Trust within thirty days after a written claim has been received by the Trust, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition in which case the applicable period shall be ten days, the claimant may at any time thereafter bring suit against the Trust to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under Section 1.08 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where any required undertaking has been tendered to the Trust), and thereafter the Trust shall have the burden of proof to overcome the presumption that the claimant is not so entitled. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Trust) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for the Trust to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Trust. Neither the failure of the Trust (including the Trustees or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual

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determination by the Trust (including its Trustees or independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.


           Section 1.10. Non-Exclusive Rights.
                         --------------------

           The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in these Regulations shall not be exclusive of any other right which any person may have or hereafter acquired under any statute, provision of the Trust Agreement, any other agreement, vote of disinterested Trustees or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.


           Section 1.11. Indemnification Agreements.
                         --------------------------

           The Trustees may furnish from time to time agreements confirming the rights of any person serving as a Trustee or officer or elected to serve as a Trustee or officer to the indemnification and reimbursement provided in the Trust Agreement, the provisions of law, and these Regulations, but no provision of any such indemnification agreement shall diminish or otherwise restrict the right of any Trustee to indemnification sought under provision of the Trust Agreement, these Regulations or Delaware law.


           Section 1.12. Committees.
                         ----------

           By resolution or resolutions passed by a majority of the Trustees, the Trustees may create and designate various committees, which committees shall have and may exercise the powers of the Trustees in the management of the business or affairs of the Trust to the extent provided in such resolution or resolutions. Any such committee shall meet at such stated times and places or on such call or notice, keep such minutes or other records, make such reports, adopt or follow such rules of procedure and have such quorum as may be prescribed by, or pursuant to, resolution or resolutions of the Trustees; but unless and until any such resolution or resolutions shall have been adopted, any such committee shall adopt its own rules and regulations for the calling and holding of its meetings, the making of reports and the keeping of records.


     II.   PERSONS WHO MAY VOTE CERTIFICATES FOR UNITS OF BENEFICIAL INTEREST


           Section 2.01. Proxies.
                         -------

           All proxies must be in writing and executed by the registered owner or his duly authorized attorney.





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           Section 2.02. Certificates Owned by Corporations.
                         ----------------------------------

           Certificates registered in the name of a corporation may be voted by an officer of the corporation or by a proxy appointed by an officer or by the board of directors of the corporation, provided notice of such appointment has been given to the Trustee presiding at any meeting at which such Certificates are to be voted.


           Section 2.03. Certificates Jointly Held.
                         -------------------------

           Except as otherwise provided by law and as hereinafter provided in the case of certain fiduciaries, Certificates registered in the name of two or more persons jointly, as tenants in common, or in partnership may be voted by any one or more of such persons, either in person or by proxy.


           Section 2.04. Certificates Held by Fiduciaries.
                         --------------------------------

           Certificates registered in the name of executors, administrators, trustees, or guardians may be voted by a majority of such fiduciaries, either in person or by proxy.


           Section 2.05. Meeting of Certificate Holders.
                         ------------------------------

           Meetings of the Certificate Holders shall be called, held and conducted in the manner provided in Article Fourteen of the Trust Agreement.


           Section 2.06. Effective Date of Ownership.
                         ---------------------------

           No person shall be entitled to vote or to authorize anyone as proxy to vote Certificates unless and until Certificates have been issued to such
person.   Without limiting the foregoing, no person shall be entitled to vote or to authorize anyone as proxy to vote shares or other evidence of ownership in predecessor entities of the Trust unless and until Certificates have been issued to such person to replace such shares or other evidence of ownership in predecessor entities of the Trust as provided in Section 3.10 of the Trust Agreement.


     III.  CERTIFICATES OF UNITS OF BENEFICIAL INTEREST, FORM AND SIGNATURE


           Section 3.01. Form of Certificates of Beneficial Interest.
                         -------------------------------------------

           Each Certificate of Beneficial Interest shall state: (a) that it represents units of beneficial interest in the Trust; (b) the name of the registered owner of the units represented thereby; (c) the number of units which the Certificate represents; and (d) that the registered holder of such Certificates shall be bound by all the provisions of the Trust Agreement and Trustees' Regulations, including any subsequent amendments.

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           Section 3.02. Signature.
                         ---------

           Every Certificate of Units of Beneficial Interest shall be signed by all the Trustees. Such signatures may be facsimile signatures on Certificates containing the manual signature of a person authorized to sign on behalf of a Transfer Agent acting for the Trust. If a Trustee or representative of the Trust shall cease to be such prior to the issuance of a Certificate signed by such Trustee or representative, such Certificate may nevertheless be issued by the Trustees with the same effect as if the Trustee or representative had not ceased to be such at the date of its issuance.


     IV.   EXCULPATION PROVISIONS


           Section 4.01. Notice of Exculpation.
                         ---------------------

           As far as practicable, the Trustees shall cause any instrument creating an obligation of the Trust to include the following statement:

           "This agreement and all documents, agreements, understandings and arrangements relating to this transaction have been negotiated, executed and delivered on behalf of North European Oil Royalty Trust (the "Trust") by the Trustees thereof in their fiduciary capacity under the Declaration of Trust of North European Oil Royalty Trust, dated September 10, 1975, as amended, and not individually, and shall bind only the trust estate of the Trust as defined in the Trust Agreement. No Trustee, employee, agent or Certificate Holder of the Trust shall be bound or held to any personal liability in connection with the obligations of the Trust thereunder and any person or entity dealing with the Trust in connection therewith shall look solely to the trust estate for the payment of any claim thereunder or for the performance thereof."


           Section 4.02. Exculpation Provisions.
                         ----------------------

           Whether or not the notice provided in Section 4.01 is included in any contract, agreement, document or otherwise executed or delivered by or on behalf of the Trust or any of its Trustees, neither the Managing Trustee, nor any Trustee, nor any other person acting or purporting to act on behalf of the Trust shall seek to appoint or impose an obligation upon any assets not included in the Trust estate or create any personal liability in connection with the obligations of the Trust or furnish any assurance of payment or undertaking not limited to the Trust estate.


     V.    ADMINISTRATION


           Section 5.01. Banking.
                         -------

           The Trustees may establish checking and other depository accounts as they shall determine to be necessary or desirable, and may designate the signature or signatures required thereon, and the number of such signatures. Such authorized signatories need not be Trustees.

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           Section 5.02. Seal.
                         ----

          The Trust shall not have a seal. The Managing Trustee shall, when required, certify the absence of a seal.


           Section 5.03. Auditors.
                         --------

           The Audit Committee of the Trustees shall from time to time, in accordance with the applicable laws, rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange, appoint independent auditors for the affairs of the Trust who shall render reports to the Trustees, the Certificate Holders, and such regulatory agencies as may be appropriate. The Audit Committee of the Trustees may, but need not, provide for ratification and approval of the designation of such auditors at or by the annual meeting of Certificate Holders.


     VI.   INTERPRETATION


           These regulations are not intended to (a) modify, amend or be inconsistent with, in any manner, the provisions of the Trust Agreement,
(b) conflict with or be prohibited by any provision or provisions of the laws of the State of Delaware or (c) be implemented in such manner as may be inconsistent with the terms and conditions of the ruling letters of the Internal Revenue Service issued in connection with the formation of the Trust. Any application, construction, or interpretation of these Regulations shall be made on the foregoing basis. All terms which are defined in the Trust Agreement shall have the same meaning when used herein.


     VII.  DESIGNATION OF CLERK AND CERTIFICATION


           The Trustees may, from time to time, appoint one or more Clerks. The Clerk(s) may certify as to any action taken by the Trustees and as to the validity of any Certificates signed by the Managing Trustee and any other Trustees which is to serve as written evidence as may be required in the Trust Agreement.


     VIII. AMENDMENT


           These regulations may be amended at any regular or special meeting of the Trustees, if notice of the proposed amendment is contained in the notice of the meeting. Amendments to these Regulations may be made by the Trustees without a meeting by written instrument signed by all of the Trustees and filed with the records of the Trust.